Exhibit 99.3

Burke & Herbert Financial Services Corp. and LINKBANCORP, Inc.

Announce Agreement to Merge

For Immediate Release December 18, 2025

Alexandria, VA and Camp Hill, PA – Burke & Herbert Financial Services Corp. (the “Company” or “Burke & Herbert”) (Nasdaq: BHRB) and LINKBANCORP, Inc. (“LINK”) (Nasdaq: LNKB), the parent company of LINKBANK, today announced the signing of a definitive merger agreement pursuant to which Burke & Herbert will acquire LINK in an all-stock transaction valued at approximately $354.2 million or $9.38 per share of LINK common stock, based on a closing price for Burke & Herbert’s common stock of $69.45 as of December 17, 2025.

Highlights of the Transaction:

•

Expands Burke & Herbert into Pennsylvania and significantly enhances the Company’s existing footprint resulting in more than 100 locations across Delaware, Kentucky, Maryland, Pennsylvania, Virginia, and West Virginia

•	Creates a bank holding company with pro forma total assets of approximately $11.0 billion and pro forma total deposits of approximately $9.1 billion

•	The transaction is expected to result in a combined earnings per share of approximately $9.18 in the first full year of combined operations (assuming fully realized cost savings)

•	Closely aligned cultures dedicated to the success of our customers, communities, employees and shareholders

From David P. Boyle, Burke & Herbert Chair and Chief Executive Officer

“This strategic acquisition marks another transformative milestone in Burke & Herbert’s long history. By uniting the strengths of Burke & Herbert and LINK, we are positioning ourselves to deliver unparalleled value to our customers, employees, communities and shareholders. Our entry into Pennsylvania and the expanded presence across key Mid-Atlantic markets underscores our unwavering commitment to community banking and reinforces our reputation as a trusted financial partner wherever we operate.”

From Andrew Samuel, LINK Chief Executive Officer

“Our organizations share a vision to invest in the development of strong future leaders for the industry and our communities, to contribute to economically and socially flourishing communities, and to seek to demonstrate the continued viability of and integral role of community banking for our economic and social development. Burke & Herbert’s dedication to its core values of serving & leading, delivering more, elevating everyone, and always being invested are demonstrated in its financial results and make them a great partner that accelerates our ability to deliver value for all our stakeholders.”

Transaction Details

Under the terms of the definitive merger agreement, which was unanimously approved by the boards of directors of both companies, holders of LINK common stock will have the right to receive 0.135 shares of Burke & Herbert common stock for each share of LINK common stock. Existing Burke & Herbert shareholders are expected to own approximately 75% of the outstanding shares of the combined company and LINK shareholders are expected to own approximately 25%. Based on Burke & Herbert’s current quarterly cash dividend rate, the exchange will be neutral to the cash dividends currently paid to LINK shareholders.

Two members of the LINK board of directors will join the Company’s board of directors upon the closing of the transaction. In addition to those directors, Andrew Samuel will also join the board of directors of Burke & Herbert Bank upon closing of the transaction and serve as a Senior Advisor. Additionally, LINK executives will join the Burke & Herbert executive management team, with Carl Lundblad to be appointed as Executive Vice President and Brent Smith as Pennsylvania Market Leader.

Advisors

Keefe, Bruyette & Woods, A Stifel Company, acted as exclusive financial advisor to Burke & Herbert in the transaction. Troutman Pepper Locke LLP served as legal counsel to Burke & Herbert. Stephens Inc. acted as financial advisor to LINK and delivered a fairness opinion to the Board of Directors of LINK. Luse Gorman, PC served as legal counsel to LINK.

Timing and Approvals

The transaction is expected to close in the second quarter of 2026, subject to satisfaction of customary closing conditions, including regulatory approvals and approvals of Burke & Herbert’s and LINK’s common shareholders. LINK directors have entered into agreements with Burke & Herbert pursuant to which they have committed to vote their shares of LINK common stock in favor of the merger. Burke & Herbert directors have entered into agreements with LINK pursuant to which they have committed to vote their shares of Burke & Herbert common stock in favor of the merger. For additional information about the proposed merger of LINK with and into Burke & Herbert, shareholders are encouraged to carefully read the definitive agreement that will be filed with the Securities and Exchange Commission (“SEC”).

Investor Presentation Details

A presentation regarding the merger announcement is available on Burke & Herbert’s website at www.burkeandherbertbank.com under the “Investor Relations” link, LINK’s website at www.linkbank.com at the “Investor Relations” “Events & Presentations” link, and on the SEC’s website at www.sec.gov.

About Burke & Herbert

Burke & Herbert Financial Services Corp. is the financial holding company for Burke & Herbert Bank & Trust Company. Burke & Herbert Bank & Trust Company is the oldest continuously operating bank under its original name headquartered in the greater Washington, D.C. metropolitan area. With over 75 branches across Delaware, Kentucky, Maryland, Virginia, and West Virginia, Burke & Herbert Bank & Trust Company offers a full range of business and personal financial solutions designed to meet customers’ banking, borrowing, and investment needs. Learn more at investor.burkeandherbertbank.com.

About LINK

LINKBANCORP, Inc. was formed in 2018 with a mission to positively impact lives through community banking. Its subsidiary bank, LINKBANK, is a Pennsylvania state-chartered bank serving individuals, families, nonprofits and business clients throughout Pennsylvania, Maryland, Delaware, and Virginia through 24 client solutions centers. LINKBANCORP, Inc. common stock is traded on the Nasdaq Capital Market under the symbol “LNKB”.

Forward-looking Statements

This communication includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to (or based on) the beliefs, goals, intentions, and expectations of Burke & Herbert and LINK regarding the proposed transaction, revenues, earnings, earnings per share, loan production, asset quality, and capital levels, among other matters; our estimates of future costs and benefits of the actions we may take; our assessments of expected losses on loans; our assessments of interest rate and other market risks; our ability to achieve our financial and other strategic goals; the expected timing of completion of the proposed transaction; the expected cost savings, synergies, returns and other anticipated benefits from the proposed transaction; and other statements that are not historical facts.

Forward–looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “will,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward–looking statements speak only as of the date they are made; Burke & Herbert and LINK do not assume any duty, and do not undertake, to update such forward–looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Furthermore, because forward–looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in or implied by such forward-looking statements as a result of a variety of factors, many of which are beyond the control of Burke & Herbert and LINK. Such statements are based upon the current beliefs and expectations of the management of Burke & Herbert and LINK and are subject to significant risks and uncertainties outside of the control of the parties. Caution should be exercised against placing undue reliance on forward-looking statements. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between Burke & Herbert and LINK; the outcome of any legal proceedings that may be instituted against Burke & Herbert or LINK; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated (and the risk that required regulatory approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction); the ability of Burke & Herbert and LINK to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of either or both parties to the proposed transaction; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Burke & Herbert and LINK do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate LINK’s operations and those of Burke & Herbert; such integration may be more difficult, time-consuming or costly than expected; revenues following the proposed transaction may be lower than expected; Burke & Herbert’s and LINK’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by Burke & Herbert’s issuance of additional shares of its capital stock in connection with the proposed transaction; effects of the announcement, pendency or completion of the proposed transaction on the ability of Burke & Herbert and LINK to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction and other factors that may affect future results of Burke & Herbert and LINK; and the other factors discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of each of Burke & Herbert’s and LINK’s Quarterly Report on Form 10–Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, and other reports Burke & Herbert and LINK file with the SEC.

Additional Information and Where to Find It

In connection with the proposed transaction, Burke & Herbert will file a registration statement on Form S-4 with the SEC to register the shares of Burke & Herbert common stock to be issued in connection with the proposed transaction. The registration statement will include a joint proxy statement of Burke & Herbert and LINK, which also constitutes a prospectus of Burke & Herbert, that will be sent to shareholders of Burke & Herbert and shareholders of LINK seeking certain approvals related to the proposed transaction. Each of Burke & Herbert and LINK may file with the SEC other relevant documents concerning the proposed transaction.

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended. INVESTORS AND SHAREHOLDERS OF BURKE & HERBERT AND LINK AND THEIR RESPECTIVE AFFILIATES ARE URGED TO READ, WHEN AVAILABLE, THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BURKE & HERBERT, LINK AND THE PROPOSED TRANSACTION. Investors and shareholders will be able to obtain a free copy of the registration statement, including the joint proxy statement/prospectus, as well as other relevant documents filed with the SEC containing information about Burke & Herbert and LINK, without charge, at the SEC’s website www.sec.gov. Copies of documents filed with the SEC by Burke & Herbert will be made available free of charge in the “Investor Relations” section of Burke & Herbert’s website, www.burkeandherbertbank.com, under the heading “Financials.” Copies of documents filed with the SEC by LINK will be made available free of charge in the “Investor Relations” section of LINK’s website, www.linkbank.com, under the heading “Financials.” The information on Burke & Herbert’s or LINK’s respective websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Participants in Solicitation

Burke & Herbert, LINK, and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of Burke & Herbert and shareholders of LINK in respect of the proposed transaction under the rules of the SEC. Information regarding Burke & Herbert’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 31, 2025, and certain other documents filed by Burke & Herbert with the SEC. Information regarding LINK’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 17, 2025, and certain other documents filed by LINK with the SEC.

Other information regarding the participants in the solicitation of proxies in respect of the proposed transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC. Free copies of these documents, when available, may be obtained as described in the preceding paragraph.

CONTACT:

Burke & Herbert Investor Relations

703-666-3555

bhfsir@burkeandherbertbank.com

LINKBANCORP, Inc.

717-678-7935

IR@LINKBANCORP.COM